UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF OHIO
EASTERN DIVISION

Valentina Isakina,

Plaintiff,

v.

ReAlpha Tech Corp,

Defendant.

Case No. 2:21-cv-5901

Judge Michael H. Watson

Magistrate Judge Vascura

OPINION AND ORDER

ReAlpha Tech Corp. ("Defendant") moves for summary judgment on Valentina Isakina's ("Plaintiff") claims against it. ECF No. 34. For the following reasons, the motion is **GRANTED**.

I. FACTS

In October 2020, Giri Devanur ("Devanur"), Defendant's Chief Executive Officer, reached out to Plaintiff, who has significant experience in business strategy. Isakina Dep. 64:4–9, ECF No. 51-1; Isakina Decl. ¶ 4, ECF No. 71-1. After some discussions, Devanur offered Isakina a "cofounder and Chief Financial Officer" position with Defendant. Isakina Decl. ¶ 9, ECF No. 71-1.

By December 2020, the parties agreed in principle that Plaintiff would work for Defendant as a board member and in other leadership positions in exchange for compensation, but the parties were still negotiating the details. *Id.* ¶¶ 9–11. During these negotiations, Plaintiff performed work for Defendant. *Id.* ¶ 13.

In January 2021, the parties continued to negotiate. *Id.* ¶¶ 18–20. Plaintiff was not yet willing to commit to joining the board but was willing to serve as an advisor until she eventually joined the board. *Id.* ¶ 18. The parties began negotiating the terms of a founder advisor agreement (the "FA Agreement"). *Id.* ¶¶ 18–20. As part of the FA Agreement, Plaintiff was expected to perform three hours of work per month in exchange for one percent of fully diluted stock. FA Agreement, ECF No. 71-2, PAGEID # 1733–37. The FA Agreement provides that the stock would vest as follows:

> All shares shall vest on a pro rata basis monthly over a 2-year period with a 3-month cliff period. 100% of unvested shares shall vest on closing of sale of the Company of a liquidity event, whichever occurs earlier.

FA Agreement 4, ECF No. 71-2, PAGEID # 1736.

Plaintiff was concerned because the FA Agreement did not provide for an hourly rate for hours worked above three hours per month. Isakina Decl. ¶ 20, ECF No. 71-1. Eventually, Devanur orally promised Plaintiff that Defendant would pay her $1,000.00 per hour for any time she worked above three hours a month. *Id.* After hearing that promise, Plaintiff agreed that the hourly rate did not need to be included in the FA Agreement. *Id.* The parties executed the FA agreement in mid-January, 2021. FA Agreement, ECF No. 71-2, PAGEID # 1733–37.

Over the next few months, the parties continued to negotiate the terms of Plaintiff's appointment to the board of directors. *E.g.*, Isakina Decl. ¶¶ 24, ECF

No. 71-1. Throughout negotiations, a sticking point was Plaintiff's time commitment and compensation. *Id.*

By mid-April 2021, the parties' relationship had soured, and Defendant terminated Plaintiff and the FA Agreement. *Id.* ¶¶ 47–48. Defendant did not issue Plaintiff the one percent shares and never paid Plaintiff for at least some hours she worked above three hours per month. *Id.* ¶ 51; Isakina Dep. 224:5–10, ECF No. 51-1.

II. STANDARD OF REVIEW

The standard governing summary judgment is set forth in Federal Rule of Civil Procedure 56(a): "The court shall grant summary judgment if the movant shows that there is no genuine dispute as to any material fact and the movant is entitled to judgment as a matter of law."

The Court must grant summary judgment if the opposing party "fails to make a showing sufficient to establish the existence of an element essential to that party's case" and "on which that party will bear the burden of proof at trial." *Celotex Corp. v. Catrett*, 477 U.S. 317, 322 (1986). When reviewing a summary judgment motion, the Court must draw all reasonable inferences in favor of the nonmoving party, who must set forth specific facts showing there is a genuine dispute of material fact for trial, and the Court must refrain from making credibility determinations or weighing the evidence. *Matsushita Elec. Indus. Co., Ltd. v. Zenith Radio Corp.*, 475 U.S. 574, 587 (1986) (citation omitted); *Anderson v. Liberty Lobby, Inc.*, 477 U.S. 242, 248–49, 255 (1986). The Court disregards "all

evidence favorable to the moving party that the jury would not be required to believe." *Reeves v. Sanderson Plumbing Prods., Inc.*, 530 U.S. 133, 150–51 (2000) (citation omitted). Summary judgment will "not lie if the dispute about a material fact is 'genuine,' that is, if the evidence is such that a reasonable jury could return a verdict for the nonmoving party." *Anderson*, 477 U.S. at 248 (internal citations and quotation marks omitted).

The Court is not "obligated to wade through and search the entire record for some specific facts that might support the nonmoving party's claim." *InterRoyal Corp. v. Sponseller*, 889 F.2d 108, 111 (6th Cir. 1989). The Court may rely on the parties to call attention to the specific portions of the record that demonstrate a genuine issue of material fact. *Wells Fargo Bank, N.A. v. LaSalle Bank N.A.*, 643 F. Supp. 2d 1014, 1022 (S.D. Ohio 2009).

III. ANALYSIS

Plaintiff asserts the following claims against Defendant: (1) declaration "action" arising out of the FA Agreement; (2) breach of contract (FA Agreement); (3) breach of contract (a different agreement); (4) promissory estoppel; and (5) unjust enrichment. Compl. ¶¶ 39–61, ECF No. 1. Defendant moves for summary judgment on all claims. ECF No. 34.

A. Choice of Law

Before addressing the merits of Plaintiff's claims, the Court must decide what law applies. The parties agree that Delaware law applies to the claims arising from the FA Agreement. *See* Mot. 4, ECF No. 34; Resp. 11, ECF No. 71.

From a review of the FA Agreement, the Court agrees and, therefore, will analyze Plaintiff's claims under Delaware law. *See* FA Agreement 4, ECF No. 71-2, PAGEID # 1736.

As to the other claims, the parties briefed their arguments using Delaware law; the Court agrees that Delaware is the applicable law. Mot. 12–20, ECF No. 34; Resp. 16–20, ECF No. 71. When a contract has a broad choice-of-law provision, as the FA Agreement does, the choice-of-law provision can cover claims that are closely related to the contract. *See Mkt. Am., Inc. v. Google, Inc.*, No. C.A. 09-494-GMS, 2011 WL 1485616, at *3 (D. Del. Apr. 19, 2011) (citing Delaware law). Here, Claims III (breach of a different, yet related, contract), IV (promissory estoppel), and V (unjust enrichment) are all closely related to the FA Agreement. Thus, Delaware law governs Claims III, IV, and V.

B. FA Agreement Claims (Claims I and II)

To succeed on a breach-of-contract claim under Delaware law, a plaintiff must prove: "(1) the existence of a contract, (2) the breach of an obligation imposed by the contract, and (3) damages that the plaintiff suffered as a result of the breach." *Johnson v. GEICO Cas. Co.*, 672 F. App'x 150, 155 (3d Cir. 2016) (quoting Delaware law).

The parties dispute the second element. The FA Agreement provides that shares vest monthly on a pro rata basis. FA Agreement 4, ECF No. 71-2, PAGEID # 1736. That said, all unvested shares vest immediately on the "closing of sale of the Company" or a "liquidity event." *Id.* Plaintiff argues that, before her

termination, Defendant entered into a SAFE note (the "SAFE Note") with another company (the "Investor") and that the SAFE Note was a liquidity event. Resp., 11–16, ECF No. 71. Thus, Plaintiff argues, because there was a liquidity event before her termination, all her shares vested, and she is entitled to receive her fully vested shares. *Id.* Defendant disagrees, arguing that the SAFE Note was not a liquidity event.

The heart of the parties' dispute is the definition of "liquidity event," which the FA Agreement does not define. *See generally*, FA Agreement, ECF No. 71-2, PAGEID # 1733–37. When "the plain language of a contract is unambiguous *i.e.,* fairly or reasonably susceptible to only one interpretation," courts "construe the contract in accordance with that plain meaning and will not resort to extrinsic evidence to determine the parties' intentions." *BLGH Holdings LLC v. enXco LFG Holding, LLC*, 41 A.3d 410, 414 (Del. 2012) (citation omitted). Thus, the Court must determine the plain meaning of "liquidity event."

Under "well settled" Delaware law, "courts look to dictionaries for assistance in determining the plain meaning of terms which are not defined in a contract." *Lorillard Tobacco Co. v. Am. Legacy Found.*, 903 A.2d 728, 738 (Del. 2006). The parties do not dispute the general correctness of this rule but do dispute *which* dictionaries the Court may consult. Plaintiff particularly resists the use of Investopedia. Resp. 11–12, ECF No. 71. The Court could not find any courts within the Third Circuit or in Delaware that have addressed the propriety of a court relying on Investopedia.

Other courts have considered, at least in passing, the propriety of relying on Investopedia, with mixed results. *Compare Process Equip. & Serv. Co., Inc. v. New Mexico Tax'n Revenue Dep't*, 534 P.3d 1043, 1049 (New Mex. 2023) (concluding the Court could properly adopt one of Investopedia's definitions) *with Steel Supplements, Inc. v. Blitz NV, LLC*, No. 8:20-CV-2971-WFJ-TGW, 2023 WL 145322, at *5 (M.D. Fla. Jan. 10, 2023) (finding Investopedia "highly questionable" and "unacceptable" as the sole support for a proposed definition) (citation omitted). And several federal courts have expressly taken judicial notice of Investopedia definitions. *See Padilla v. Cmty. Health Sys., Inc.*, No. 3:19-CV-00461, 2022 WL 3452318, at *3, n.10 (M.D. Tenn. Aug. 17, 2022) ("The Court is able to take sua sponte judicial notice of the definitions of investment terms which are publicly available on the Investopedia website" (citing cases)); *Luma v. Dib Funding, Inc.*, No. CV ELH-20-2504, 2022 WL 181156, at *15, n.14 (D. Md. Jan. 19, 2022) ("We take judicial notice definitions of 'cryptocurrency' provided by Investopedia[.]"); *but see Merritt v. Countrywide Fin. Corp.*, No. 09-CV-01179-BLF, 2016 WL 6573989, at *10, n.14 (N.D. Cal. June 29, 2016) (declining to take judicial notice of Investopedia because it "can be edited at any moment by users" (citation omitted)).

The two cases that decided against relying on Investopedia had one of two reasons: (1) Investopedia should not be the *sole* source in support of a party's argument; and (2) Investopedia is not suitable for judicial notice because it can

be edited by users. *See Steel Supplements*, 2023 WL 145322, at *5; *Merritt*, 2016 WL 6573989, at *10, n.14.

The first of these concerns is easily addressed: as discussed more fully below, neither Defendant nor the Court relies *solely* on Investopedia. *See supra*. As to the second concern, it seems that Investopedia has changed its editing policy since *Merritt*. *Merritt*, 2016 WL 6573989, at *10, n.14 (citation omitted).

On Investopedia's policy page, it explains its "quality standards" as follows:

> Our editorial team approves all story ideas independently, and our expert contributors each have deep subject matter expertise in the topics that we assign them. Our team of professional editors, fact checkers, and producers review content to ensure it upholds our values of being empowering, inclusive, unbiased, and accurate.

Editorial Standards, Investopedia, *available at* https://perma.cc/7G4Z-9K4M.

Thus, whatever Investopedia's *prior* editing policy that led the *Merritt* court to conclude it was "not adequate" for judicial notice, Investopedia *now* operates much like a traditional encyclopedia, which is appropriate for judicial notice. *See, e.g., Big Easy Studios, LLC v. United States*, 147 Fed. Cl. 539, 547 (2020) ("This Court has previously taken judicial notice of: definitions in dictionaries and encyclopedias" (citing cases)). In sum, the Court may rely on Investopedia.

Having concluded that the Court may rely on Investopedia, the Court now considers the proper definition of "liquidity event." Investopedia defines "liquidity event" as:

> A liquidity event is an acquisition, merger, initial public offering (IPO), or other action that allows founders and early investors in a company to cash out some or all of their ownership shares.

Liquidity Event: Definition, Purpose, Example, Investopedia, *available at* https://perma.cc/93UR-9XZR.

Although other dictionaries do not define "liquidity event," they do define "liquidity." For example, the Oxford English Dictionary's defines "liquidity" as "[t]he interchangeability of assets and money." *Liquidity*, Oxford English Dictionary, *available at* https://www.oed.com/dictionary/liquidity_n?tab=meaning_and_use#39277302. Merriam-Webster defines "liquid" as "consisting of or capable of ready conversion into cash." *Liquid*, Merriam-Webster Dictionary, *available at* https://perma.cc/M4NM-WRMJ.

Putting all these definitions together, a "liquidity event" is an event that allows an investor to easily convert assets into cash. To put it colloquially, a "liquidity event" is an event that allows investors to "cash out." Some examples of liquidity events include an acquisition, merger, or initial public offering.

Applying that definition to this case, the SAFE Note is not a "liquidity event." The SAFE Note offered Defendant cash and, in return, promised the Investor equity. *See generally*, SAFE Note, ECF No. 34-1, PAGEID # 254–70.[1] The SAFE Note did not allow any early investors or founders to "cash out" their

[1] There are, in fact, two SAFE notes that pre-date Plaintiff's termination. *See* ECF No. 34-1, PAGEID # 254–70. The parties seem to treat these as one note. *E.g.*, Mot. 7, ECF No. 71. Whether these notes are properly viewed as one or two notes, the outcome is the same: neither note was a liquidity event.

shares for money. True, the SAFE Note *exchanged* future shares for immediate money, but it did not *convert* assets to money in the way assets are converted during, say, an IPO.

Plaintiff disagrees. First, Plaintiff argues that defining "liquidity event" so narrowly makes it synonymous with "sale of the company," which is also a triggering event. Thus, Plaintiff argues, such a narrow definition renders "sale of the company" superfluous. To the contrary, the Court's definition of "liquidity event" encompasses not only the sale (or "acquisition") of the Company, but also mergers, IPOs, and similar events. Thus, Plaintiff's "superfluous" argument is unavailing.

Plaintiff also relies on extrinsic evidence to support a broader reading of "liquidity event." Resp. 13, ECF No. 71. However, because the meaning of "liquidity event" (and, therefore, the meaning of the FA Agreement as a whole) is clear and unambiguous from the face of the contract, the Court may not consider extrinsic evidence. *See First Wheel Mgmt. Ltd. v. Inventist, Inc.*, No. CV 17-1059 (MN), 2023 WL 4824856, at *4 (D. Del. July 27, 2023) ("When the contract is clear and unambiguous, Delaware courts give effect to the plain-meaning of the contract's terms and provisions, without resort to extrinsic evidence" (cleaned up and quoting Delaware law)). Accordingly, this argument is unpersuasive.

Finally, Plaintiff argues that it would be inappropriate to adopt the definition of "liquidity event" from any of the cases Defendant cites. Resp. 14, ECF No. 71. According to Plaintiff, those cases take their definitions from the at-issue

contracts and, therefore, the definitions do not automatically graft on to this contract. *Id*. The Court agrees with Plaintiff's reading of those cases. However, because the Court does not rely on those cases in reaching its conclusion, the cases do not change the outcome.

In sum, the SAFE Note was not a liquidity event. Plaintiff points to no other event that could be a "liquidity event" and, therefore, Plaintiff has not identified any event that triggered Defendant's obligation to vest Plaintiff's shares. As a result, Defendant is entitled to summary judgment on Claims I and II.

C. Breach of Contract (Claim III)

Plaintiff asserts another claim for breach of contract arising not out of the FA Agreement, but another contract. Compl. ¶¶ 47–51, ECF No. 1. Plaintiff argues that she and Defendant had a separate agreement under which Defendant would pay Plaintiff an hourly rate for all hours she worked over three hours per month. Resp. 16–18, ECF No. 71.

In Delaware, "a binding and completely integrated agreement discharges prior agreements to the extent that they are within its scope." *Doehler N. Am., Inc. v. Davis*, No. CV 22-501-RGA, 2023 WL 3569775, at *3 (D. Del. May 19, 2023) (cleaned up and citing Delaware law). When there is a fully integrated contract, courts do not consider parol evidence. *See Wilmington Tr. Co. v. Jestice*, No. CIV.A. S11C-02005RFS, 2012 WL 4149367, at *1 (Del. Super. Ct.

Aug. 20, 2012) ("There is no room for parol evidence where there is no ambiguity and the agreement is fully integrated" (citations omitted)).

Here, the FA Agreement is fully integrated. The FA Agreement provides in relevant part: "This Agreement, including any schedules hereto, constitute the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof." FA Agreement 3, ECF No. 71-2, PAGEID # 1735. Further, the FA Agreement covers Plaintiff's expected time commitment and compensation. *Id.* at 5, PAGEID # 1737. Therefore, any discussions or "agreements" related to Plaintiff's hours worked or compensation that pre-date the FA Agreement are superseded by the same.

Plaintiff disagrees, arguing that the face of the FA Agreement shows it was not the complete agreement between the parties. Resp. 16–18, ECF No. 71. Essentially, Plaintiff argues that the FA Agreement's provisions for Plaintiff's time commitment (that is, three hours per month), was "grossly insufficient to cover her responsibilities." *Id.* This insufficiency, argues Plaintiff, shows that the parties did not include their full agreement in writing and, therefore, the FA Agreement is not fully integrated. *Id.* Plaintiff also argues that, at the time of executing the FA Agreement, the parties understood that two contracts existed—the FA Agreement and an oral agreement for Plaintiff's compensation. *Id.*

This argument fails. Contrary to Plaintiff's assertions, it is not clear from the face of the contract that three hours per month is "grossly insufficient." That is, the FA Agreement does not suggest that Plaintiff could not possibly complete

her duties in three hours a month. That the parties may have had other, informal agreements or understandings about Plaintiff's time and compensation makes no difference. Because the face of the FA Agreement is unambiguous, the Court may not consider any extrinsic evidence, including evidence of other agreements. *See First Wheel Mgmt. Ltd.*, 2023 WL 4824856, at *4 ("When the contract is clear and unambiguous, Delaware courts give effect to the plain-meaning of the contract's terms and provisions, without resort to extrinsic evidence" (cleaned up and quoting Delaware law)). Thus, Plaintiff's argument is unavailing.[2]

In sum, the FA Agreement is a fully integrated contract, and, thus, Plaintiff's breach-of-contract claim based on alleged promises not contained in the FA Agreement fails.

D. Promissory Estoppel and Unjust Enrichment

Plaintiff asserts claims for unjust enrichment and promissory estoppel. Under Delaware law, a plaintiff may not succeed on unjust enrichment or promissory estoppel claims when an express contract governs the parties' relationship. *See Tolliver v. Christina Sch. Dist.*, 564 F. Supp. 2d 312, 315 (D. Del. 2008) (explaining, when ruling on a motion to dismiss, that "the existence of

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[2] The parties also argue over whether the FA Agreement was a type of enforceable preliminary agreement and, if so, whether Defendant breached that agreement. E.g., Mot. 12–18, ECF No. 34; Resp. 16–18, ECF No. 71. Because the Court concludes that the FA Agreement is a fully integrated contract (and, by extension, not a preliminary agreement), the Court need not address these arguments.

an express, enforceable contract that controls the parties' relationship will defeat an unjust enrichment claims"); *White Winston Select Asset Funds, LLC v. Good Times Restaurants, Inc.*, No. 1:19-CV-2092-SB, 2022 WL 13976042, at *4 (D. Del. May 5, 2022) ("Promissory estoppel does not apply . . . where a fully integrated, enforceable contract governs the promise at issue" (cleaned up)).

Here, the parties' contract covers the subject matter underlying the unjust enrichment and promissory estoppel claims: Plaintiff's expected time commitment and compensation. There is no dispute that the parties had a valid contract (the FA Agreement) that addressed those subjects. Thus, any unjust enrichment or promissory estoppel claim based on Plaintiff's expected time commitment and compensation fails. *See Donnelly v. ProPharma Grp. Topco LLC*, No. CV 21-894-MAK, 2022 WL 18007351, at *4 (D. Del. Dec. 30, 2022) (explaining that an unjust enrichment claim based on alleged unpayment of compensation failed "as a matter of law" because the parties' express contract governed compensation (citing Delaware law)).

Plaintiff argues against this conclusion. Plaintiff asserts that Defendant made additional promises not included in the Contract: promises to pay Plaintiff for any hours worked above three hours per month. Resp. 18–20, ECF No. 71. Even assuming that Defendant made these promises, these additional promises all closely relate to the subject matter of the Contract—Plaintiff's business relationship with Defendant, including her time commitment and compensation. *See Gea Sys. N. Am. LLC v. Golden State Foods Corp.*, No.

CVN18C11242EMDCCLD, 2020 WL 3047207, at *11 (Del. Super. Ct. June 8, 2020) (explaining that "a claim for unjust enrichment cannot stand if the parties' relationship and the claims asserted are the subject of an express contract[.]" (quotation marks and citation omitted)). Thus, Plaintiff's argument is unavailing.

At bottom, because an express contract covers the subject matter of the unjust enrichment and promissory estoppel claim, Plaintiff cannot proceed with those claims. As a result, Defendant is entitled to summary judgment on the unjust enrichment and promissory estoppel claims.

IV. CONCLUSION

For these reasons, Defendant's motion for summary judgment is **GRANTED**. The Clerk shall enter judgment for Defendant and close the case.

IT IS SO ORDERED.

Michael H. Watson

MICHAEL H. WATSON, JUDGE
UNITED STATES DISTRICT COURT